Exhibit A
                                                                  Page 1 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                              As of June 30, 2004
                     --------------------------------------
                                 (In Thousands)


Assets

Current Assets:
    Cash and cash equivalents                                        $   16,186
    Accounts receivable:
      Customers                                                          65,594
      Associated companies                                                    -
      Other                                                               6,342
    Notes receivable                                                      2,987
    Prepayments and other                                                12,950
                                                                      ---------
                                                                        104,059
                                                                      ---------

Property, Plant and Equipment                                            11,825
                                                                      ---------

Investments:
    Other                                                                 1,536
                                                                      ---------
                                                                          1,536
                                                                      ---------

Deferred Charges:
    Goodwill, net                                                        63,136
    Accumulated deferred income tax benefits                              1,059
    Other                                                                     -
                                                                      ---------
                                                                         64,195
                                                                      ---------


         Total Assets                                                $  181,615
                                                                      =========

                                                                    Exhibit A
                                                                    Page 2 of 3

                                 MYR GROUP INC.
                     Consolidated Balance Sheet (Unaudited)
                              As of June 30, 2004
                     --------------------------------------
                                 (In Thousands)


Liabilities and Capitalization

Current Liabilities:
    Accounts payable
      Other                                                          $    9,135
      Associated companies                                                  171
    Accrued income taxes                                                      -
    Other                                                                41,784
                                                                      ---------
                                                                         51,090
                                                                      ---------

Capitalization:
    Common stockholder's equity                                         130,335
    Long-term debt                                                         -
                                                                      ---------
                                                                        130,335
                                                                      ---------

Deferred Credits:
    Other                                                                   190
                                                                      ---------
                                                                            190
                                                                      ---------


         Total Liabilities and Capitalization                        $  181,615
                                                                      =========

                                                                    Exhibit A
                                                                    Page 3 of 3

                                 MYR GROUP INC.
                Consolidated Statement of Operations (Unaudited)
                    For the Twelve Months Ended June 30, 2004
                ------------------------------------------------
                                 (In Thousands)


Revenues                                                              $ 379,279
                                                                       --------

Expenses:
     Other operation expenses                                           390,807
     Provision for depreciation and amortization                          1,593
                                                                       --------
         Total expenses                                                 392,400
                                                                       --------

Loss before Interest and Income Taxes                                   (13,121)

Interest expense                                                             38

Income tax benefit                                                       (6,876)
                                                                       --------

Net Loss                                                              $  (6,283)
                                                                       ========